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                                                                   Exhibit 10.14

                          PATINA OIL & GAS CORPORATION

                           RESTRICTED STOCK AGREEMENT

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               DATE OF GRANT: September 4, 1997 (the "Grant Date")


                              W I T N E S S E T H:

          1. Grant of Restricted Stock. Patina Oil & Gas Corporation (the "Company") on the above date has granted, and this Agreement evidences the grant to ____________ (the "Grantee"), subject to the terms and conditions which follow, a total of ___ shares of Common Stock, par value $.01 per share ("Common Stock"), of the Company. The rights of the Grantee in the shares of Common Stock granted to the Grantee shall vest at the rate of 20% per year, commencing on June 30, 1998 (the "Initial Vesting Date").

          2. Receipt and Delivery of Stock. (a) The Grantee waives receipt from the Company of a certificate or certificates representing the shares of Common Stock granted hereunder, registered in the Grantee's name and bearing a legend, in the form provided in Section 2(b) below. The Grantee acknowledges and agrees that the Company shall retain custody of such certificate or certificates until the Grantee's rights in the shares of Common Stock represented by such certificate or certificates vest and the restrictions imposed by Section 3 on such shares lapse. Concurrently with the execution of this Agreement, the Grantee has delivered to the Company an irrevocable stock power endorsed in blank.

          (b) The Grantee acknowledges and agrees that each certificate for the Common Stock granted hereunder shall bear the following legend:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE SUCH A REGISTRATION IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. THIS CERTIFICATE IS ISSUED PURSUANT TO AND SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A RESTRICTED STOCK AGREEMENT DATED AS OF SEPTEMBER 4, 1997 BETWEEN THE COMPANY AND THE GRANTEE REFERRED TO THEREIN A COPY OF WHICH IS ON FILE WITH THE COMPANY. EXCEPT AS PROVIDED IN SUCH RESTRICTED STOCK AGREEMENT, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE NOT TRANSFERABLE AND ANY PURPORTED TRANSFER IN VIOLATION OF THE PROVISIONS OF SUCH RESTRICTED STOCK AGREEMENT SHALL BE VOID AND OF NO FORCE AND EFFECT.

          3. Restrictions on Transfer of Stock. (a) The Grantee hereby acknowledges and agrees that shares of Common Stock granted hereunder will be "restricted securities" under the Securities Act of 1933, as amended (the "Securities Act"). The Grantee agrees not to, directly or indirectly, offer, sell, transfer, assign or otherwise dispose of the beneficial ownership (any such act, a "Transfer") of any such shares of Common Stock, except as permitted hereunder and under the Securities Act and the rules and regulations thereunder (including, without limitation, Transfers pursuant to Rule 144 under the Securities Act).


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          (b) The restrictions on the Transfer of shares of Common Stock granted hereunder shall lapse as follows:

          (i) on the Initial Vesting Date, as to 20% of the Common Stock granted hereunder;

         (ii) on the first anniversary of the Initial Vesting Date, as to 40% of the Common Stock granted hereunder;

        (iii) on the second anniversary of the Initial Vesting Date, as to 60% of the Common Stock granted hereunder;

         (iv) on the third anniversary of the Initial Vesting Date, as to 80% of the Common Stock granted hereunder; and

          (v) on the fourth anniversary of the Initial Vesting Date, as to 100% of the Common Stock granted hereunder.

; provided, that, so long as the shares of Common Stock granted hereunder remain pledged by the Grantee to the Company pursuant to that certain Pledge Agreement, dated as of _________, __, 1997, made by the Grantee to the Company, the Grantee will not Transfer any shares of Common Stock granted hereunder. Notwithstanding the foregoing, the restrictions on Transfer shall lapse as to all of the Common Stock granted hereunder in the event that the Grantee's employment is terminated on account of death or "Disability" (as defined in the Company's long-term disability plan).

          (c) The Grantee acknowledges and agrees that the shares of Common Stock granted hereunder may be Transferred only in one or more transactions registered under the Securities Act (and, where applicable, the securities laws of any state) or as to which an exemption from the registration requirements of the Securities Act (and, where applicable, such laws) is available. As the restrictions on Transfer imposed by this Section on shares of Common Stock granted hereunder lapse, the shares of Common Stock as to which such restrictions have lapsed shall be delivered to the Grantee without the restrictive legend on the certificate for such shares.

          4. Forfeiture of Stock. (a) In the event the Grantee's employment terminates (other than as a result or death or Disability) prior to the fourth anniversary of the Initial Vesting Date, the Grantee's rights in the shares of Common Stock granted hereunder as to which the restrictions in Section 3 have not lapsed shall be as follows (it being understood that the Grantee shall not forfeit, following any termination of such Grantee's employment with the Company, any shares of Common Stock granted hereunder as to which the restrictions in Section 3 have lapsed):

          (i) if such termination is by the Company without Cause (as defined below) or by the Grantee for Good Reason (as defined below), the Grantee shall be entitled to a pro rata portion of the shares of Common Stock scheduled to vest on the next succeeding anniversary of the Initial Vesting Date (based on the number of days such Grantee continues to be employed during the relevant one-year period prior to such anniversary date), and all remaining shares of Common Stock granted hereunder as to which the


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               restrictions in Section 3 have not lapsed will be
               forfeited;

         (ii) if such termination is by the Company for Cause or by the Grantee without Good Reason, all shares of Common Stock granted hereunder as to which the restrictions in Section 3 have not lapsed will be forfeited;

        (iii) [as to Mr. Edelman's Restricted Stock Agreement only] if, following the expiration of the Grantee's Employment Agreement, dated as of July 31, 1997 (the "Grantee's Employment Agreement"), the Grantee and the Company are not able in good faith and after reasonable efforts to reach agreement to negotiate a mutually acceptable extension for the term of the Grantee's employment thereunder, then the Grantee shall be entitled to all shares scheduled to vest on the fourth anniversary of the Initial Vesting Date, and all remaining shares of Common Stock granted hereunder as to which the restrictions in Section 3 have not lapsed will be forfeited.

          (b) The Compensation Committee of the Company's Board of Directors or its agent shall act promptly to record forfeitures pursuant to this Section on the stock transfer books of the Company.

          (c) As used herein, the following terms shall have the following meanings:

          (i) "Cause" shall mean (A) an act or acts of dishonesty by the Grantee constituting a felony under applicable law and/or (B) any act resulting or intending to result directly or indirectly in gain to or personal enrichment of the Grantee at the Company's expense. Notwithstanding the foregoing, the Grantee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Grantee a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the Compensation Committee of the Board called and held for the purpose (after reasonable notice and opportunity for the Grantee, together with counsel, to be heard before the Compensation Committee of the Board), finding that in the good faith opinion of the Compensation Committee of the Board the Grantee engaged in the conduct described above.

         (ii) "Good Reason" shall mean, without the Grantee's written consent, (A) a change in status, position or responsibilities which, in the Grantee's reasonable judgment, does not represent a promotion from existing status, position or responsibilities as in effect immediately prior to the effective date of this Agreement (the "Effective Date") or the assignment of any duties or responsibilities which,


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               in the Grantee's reasonable judgment, are inconsistent with such status, position or responsibilities or any removal from or failure to reappoint or reelect the Grantee to any of such positions, except in connection with the termination for total and permanent disability, death or cause or by him other than for good reason; (B) a reduction by the Company in the Grantee's base salary as in effect on the Effective Date; (C) the relocation of the Grantee by the Company to any place not within 25 miles of the location at which the Grantee performed duties prior to the Effective Date, except for required travel on the Company's business to an extent substantially consistent with business travel obligations at the Effective Date; (D) the failure of the Company to continue in effect any incentive, bonus or other compensation plan in which the Grantee participates, including but not limited to the Company's stock option and deferred compensation plans, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan), evidenced by the Grantee's written consent, has been made with respect to such plan, or the failure by the Company to continue the Grantee's participation therein, or any action by the Company which would directly or indirectly materially reduce participation therein;
               (E) the failure by the Company to continue to provide the Grantee with benefits substantially similar to those enjoyed or entitled under any of the Company's pension, profit sharing, life insurance, medical, dental, health and accident, or disability plans at the Effective Date, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Grantee of any material fringe benefit enjoyed or entitled to at the Effective Date, or the failure by the Company to provide the number of paid vacation and sick leave days to which the Grantee is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect on the Effective Date; or (F) any request by the Company that the Grantee participate in an unlawful act or take any action constituting a breach of the Grantee's professional standard of conduct.

          5. Dividends; Voting. If the Grantee is a shareholder of record on any applicable record date, the Grantee shall receive any dividends on the Common Stock granted hereunder when paid regardless of whether the restrictions imposed by Section 3 hereof have lapsed. If the Grantee is a shareholder of record on any applicable record date, the Grantee shall have the right to vote the Common Stock granted hereunder regardless of whether the restrictions imposed by
Section 3 hereof have lapsed.

          6. No Right to Employment. The execution and delivery of this Agreement and the granting of Common Stock hereunder shall not constitute or be evidence of any agreement or understanding, express or


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implied, on the part of the Company or its subsidiaries to employ the Grantee for any specific period or in any particular capacity and shall not prevent the Company or its subsidiaries from terminating the Grantee's employment at any time with or without cause [as to Mr Edelman's Restricted Stock Agreement only]; provided, that nothing in this Section 6 shall alter or otherwise effect the Grantee's Employment Agreement.

          7. Registration. The registration of the Common Stock granted hereunder shall be governed by the Management Stock Purchase Agreement, dated as of September 4, 1997 (the "Management Stock Purchase Agreement"), among the Company and the management investors named therein (including the Grantee). Except as provided in the Management Stock Purchase Agreement, the Grantee acknowledges that the Grantee has no right to require the Company to register the shares of Common Stock granted hereunder.

          8. Change in Control. In the event of a Change in Control (as defined in the Company's Change in Control Plan (the "Change in Control Plan")), vesting of the Common Stock granted hereunder shall be in accordance with the Company's Change of Control Plan.

          9. Application of Laws. The granting of Common Stock hereunder shall be subject to all applicable laws, rules and regulations and to such approvals of any governmental agencies as may be required.

          10. Taxes. Any taxes required by federal, state or local laws to be withheld by the Company on the delivery of Common Stock hereunder shall be paid to the Company by the Grantee by the time such taxes are required to be paid or deposited by the Company. Prior to the lapse of restrictions, the Grantee shall be given the option to satisfy any tax obligations by (i) tendering cash to the Company prior to the time of delivery or (ii) authorizing the conversion to cash by the Company of a sufficient amount of Common Stock prior to delivery.

          11. Notices. Any notices required to be given hereunder to the Company shall be addressed to Patina Oil & Gas Corporation, 1625 Broadway, Suite 2000, Denver, Colorado 80202 (Phone (303) 389-3600; Fax (303) 595-7407) Attention:
General Counsel, and any notice required to be given hereunder to the Grantee shall be sent to the Grantee's address as shown on the records of the Company.


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            IN WITNESS WHEREOF, the Company, by its duly authorized officer, and the Grantee have executed this agreement in duplicate as of the Grant Date first above written.


                              PATINA OIL & GAS CORPORATION




                              By:_____________________________
                                 Name:
                                 Title:



                              GRANTEE

                              ________________________________
                              Name:


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